MED1ONLINE
                                5601 Gray Street
                             Arvada, Colorado 80002

June 24, 2005

DIOMED, INC.
1 Dundee Park, Suite 5
Andover, MA 01810

Ladies and Gentlemen:

      This letter sets forth our understanding and agreement regarding the terms upon which Med1Online (referred to as "we" or "us" or variations thereof) will distribute certain medical products manufactured by Diomed, Inc. (referred to as "you" or variations thereof).

      1. Background. You are the manufacturer of the DIOMED Endo Venous Laser Treatment (EVLT(R)) System (the "EVLT(R) System"). We are interested in distributing the EVLT(R) System in the OB/GYN and Plastic Surgery markets in the United States (the "Market"), and you desire to appoint us as your exclusive distributor of the EVLT(R) System to the Market. We will not sell the EVLT(R) System to customers located outside the United States or for use outside the United States without your prior written approval.

      2. Grant of Distribution Rights. You appoint us as your exclusive distributor of the EVLT(R) System to the Market, and grant us the exclusive right to distribute and sell the EVLT(R) System in the Market on the terms and conditions described in this Agreement. You will refer to us all inquiries you receive for or relating to the EVLT(R) System within the Market. We will refer to you all inquiries we receive for or relating to the EVLT(R) System outside the Market. All updates, modifications, improvements and customizations made to the EVLT(R) System during the term of this Agreement will be considered to be part of the EVLT(R) System for purposes of this Agreement, and our rights under this paragraph 2 will apply to the EVLT(R) System as so updated, modified, improved or customized.

      3. Limitation on Activities. Except for accounts listed in Exhibit B, which shall be referred to us if not closed within 90 days of the signing of this agreement, during the term of this Agreement, you will not yourself distribute or sell (except to us under this Agreement), or grant to any third party any right to distribute or sell, the EVLT(R) System within the Market. During the term of this Agreement, we will not distribute or sell any minimally invasive treatment of varicose veins within the Market, except for used systems acquired through direct purchases or trades from physicians.

      4. Marketing Activities.

            (a) We will use our existing sales force to develop new markets and improve overall market penetration for the EVLT(R) System within the Market, including securing commitments with doctors and doctor groups to purchase EVLT(R) Systems. We will provide financing to qualified customers as required.

            (b) We will spend a minimum of ****CONFIDENTIAL TREATMENT REQUESTED**** per calendar quarter during the term of this Agreement on marketing, advertising and promoting the EVLT(R) System and/or your other products. During the initial quarterly period from July 1, 2005 to September 30, 2005, our expenditures are expected to be allocated as follows: ****CONFIDENTIAL TREATMENT REQUESTED**** for Internet advertising; ****CONFIDENTIAL TREATMENT REQUESTED**** for a direct mail campaign; ****CONFIDENTIAL TREATMENT REQUESTED**** for a telesales campaign; and ****CONFIDENTIAL TREATMENT REQUESTED**** for conducting seminars. You will reimburse us for the foregoing expenditures during this initial quarterly period, up to a maximum of ****CONFIDENTIAL TREATMENT REQUESTED****, by providing us with a credit against our purchases of EVLT(R) Systems under this Agreement. In subsequent quarters, we may vary the allocation of our expenditures, based on our reasonable judgment, and you will not be obligated to reimburse us for such expenditures.

            (c) We will accurately represent the capability, functionality and specifications of the EVLT(R) System, and we will make no representations, warranties or other statements to any party regarding the EVLT(R) System that are inconsistent with the product literature distributed by you. We will comply with all applicable laws and regulations in performing our duties hereunder, and will cooperate with you in providing required information to any governmental authority. We agree to defend and indemnify you and hold you harmless from any liability, damages, costs, or expenses that you might incur as a result of our breach of this Section 4(c).

      5. Marketing Support.

            (a) You will provide to us, at your expense, reasonable quantities of existing product pictures, descriptions and sales literature (in both hard copy and electronic forms), and any other promotional and marketing support available to your own sales representatives, for our use in marketing, advertising and promoting the EVLT(R) System. You will also develop and permit us to use, solely for marketing and training purposes hereunder, an online demonstration program, with three-dimensional modeling and interactive components, in which you will retain all intellectual property rights.

            (b) During the term of this Agreement, we will have a limited, non-exclusive, non-sublicenseable license to use the Diomed name and logo, the EVLT(R) Systems name, and any other trademarks or service marks you use in connection with the EVLT(R) System (collectively, the "Marks") solely in connection with our activities under this Agreement. Title to and ownership of the Marks shall remain with you. We will use the Marks exactly in the form provided and in conformance with your trademark usage policies, and you will have the right to review and approve all uses of the Marks.

            (c) You will provide sales tools and demonstration EVLT(R) Systems for our use at mutually agreed upon tradeshows at which we promote EVLT(R) Systems. You and we may also, by mutual agreement, share the costs of participating in a trade show at which you and we both have a presence.


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

      6. Sales Training. You will provide reasonable quantities of existing training materials, presentations, sales/demonstration tools, product brochures and sales literature regarding the EVLT(R) System to us at no cost to assist us in developing an in-house sales training program for our sales representatives. You will also provide yearly sales training to at least three (3) of our sales representatives at no cost, provided that we will bear the travel and living costs associated with the training.

      7. Customer Support.

            (a) You will provide our customers with standard installation, training and warranty service on all EVLT(R) Systems we sell, at no cost to us. You will abide by your uptime, service and warranty commitments, as established by you from time to time, and will inform us of the terms of these commitments in writing. You will provide telephone consultations and clinical assistance for post-sale customer support and product questions relating to the EVLT(R) System to our customers at no cost to us.

            (b) On your request, we will provide clinical training to customers that purchase EVLT Systems from us, and you will reimburse us for such training at a rate to be agreed upon, plus reasonable expenses other than travel and living expenses. Clinical training services we provide will only be performed by our employees whom you have certified to provide such training.

      8. Orders. We will place orders for EVLT(R) Systems with you FOB Diomed on our standard purchase order form setting forth the quantity of the products ordered and the desired shipment date (which shall not be less than two (2) weeks following the date of the order unless you otherwise agree). Any pre-printed terms and conditions on our standard purchase order form shall not modify the terms of this Agreement. You will notify us within one business day following receipt of our order if EVLT(R) Systems are not available for shipment within two (2) weeks, and, in such case, you will be responsible for any additional reasonable costs incurred to expedite shipment. No order will be binding unless acknowledged and accepted by you, but you may not unreasonably refuse to accept any order. You will confirm your acceptance or rejection of an order within five (5) days after your receipt of such order. Once an order is accepted, neither you nor we may cancel or modify it without the other party's approval.

      9. Pricing, Shipping and Payment.

            (a) The initial price at which you will sell EVLT(R) Systems to us is set forth on Exhibit A. We may also purchase certain services from you, as set forth on Exhibit A, at the prices listed therein. You have the right to modify the price we pay for EVLT(R) Systems or such services upon sixty (60) days' prior written notice. In the event of a price increase, we will, within thirty (30) days, provide you with a list of pending customer sales, and you will permit us to place orders for EVLT(R) Systems for sale to those customers at the pre-increase price until ninety (90) days after the date of your notice of the price increase. You and we agree that we will determine the prices at which we sell EVLT(R) Systems and services to end users.


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

            (b) You will also sell us two (2) EVLT(R) Systems for demonstration purposes at a price of ****CONFIDENTIAL TREATMENT REQUESTED**** each, and we agree that we will not resell such systems. You may, from time to time, sell us additional used EVLT(R) Systems at a discounted price for demonstration purposes, which we may resell to customers. The price we pay for such used EVLT(R) Systems will be determined by mutual agreement based on the age and past usage level of the systems.

            (c) You will ship EVLT(R) Systems purchased by us, FOB from your manufacturing facility, to us or to our customer, as we specify in our orders. We will make payment to you within 45 days from the date of receipt of the goods, and you may charge us interest (at a rate of 1% per month) and reasonable collection costs on any late payments.

      10. Fulfillment of Orders. You agree to sell and deliver to us (subject to our orders) a number of EVLT(R) Systems at least equal to the minimum number of systems described in paragraph 11 below. Beyond such minimum number of systems, you agree to use commercially reasonable efforts to sell and deliver to us (subject to our orders) a sufficient quantity of EVLT(R) Systems to meet our requirements.

      11. Minimum Purchases.

            (a) We will issue a purchase order for at least ****CONFIDENTIAL TREATMENT REQUESTED**** EVLT(R) Systems upon your execution of this Agreement. In order to maintain exclusivity under this Agreement, we must purchase at least ****CONFIDENTIAL TREATMENT REQUESTED**** EVLT(R) Systems during each successive three (3) month period during the term of this Agreement.

            (b) If we fail to purchase the minimum number of EVLT(R) Systems during any three (3) month period for any reason (except as described below), then, upon your delivery of written notice of such failure to us, our rights under paragraph 2 of this Agreement shall become non-exclusive in nature and thereafter you will have the right to yourself distribute and sell, and grant to third parties the right to distribute and sell, the EVLT(R) Systems within the Market.

            (c) If you reject any order, the minimum purchase quantity for the period in which such order was placed will be reduced by the number of EVLT(R) Systems covered by such rejected order. Similarly, if you fail to deliver any EVLT(R) Systems within ten (10) days after the date for delivery specified by us in the order for such systems, the minimum purchase commitment for the period in which such systems were scheduled for delivery will be reduced by the number of EVLT(R) Systems which were not so delivered. If during any period we purchase more than the minimum number of EVLT(R) Systems that we are required to purchase for such period, such excess number of systems will be applied to reduce the minimum purchase commitment for the subsequent period or periods.

      12. Term. This Agreement will be effective as of the date of your execution of this Agreement, and unless sooner terminated pursuant to the terms hereof, will terminate on the third (3rd) anniversary of such date. You and we


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

may, by written agreement, extend the term of this Agreement for additional one
(1) year periods after the initial term. This Agreement may be terminated by either you or us if the other party materially breaches any of the terms of this Agreement and fails to cure such breach within thirty (30) days after written demand by the non-breaching party.

      13. Rights Upon Termination. Upon the termination of this Agreement for any reason, all rights and obligations of the parties under this Agreement will cease, except for (i) our obligation to make payments with respect to orders of EVLT(R) Systems delivered by you prior to the effective date of termination,
(ii) our right to continue to distribute and sell for a period of 180 days all EVLT(R) Systems we have on hand as of the effective date of termination, and
(iii) the rights and obligations of the parties under this paragraph and under paragraph 14.

      14. Indemnification. You agree to defend and indemnify us and hold us harmless from any liability, damages, costs, or expenses that we might incur from claims asserted or instituted against us in connection with our distribution or sale of EVLT(R) Systems under this Agreement to the extent that such claims arise out of (i) an alleged violation of any United States copyright, patent, trademark or other proprietary right of any third party, or
(ii) an alleged lack of quality or safety of any EVLT(R) Systems sold by you to us under this Agreement. We will give you prompt notice of any such claim, and will give you full authority, in your discretion, to control the defense of, or to settle, any such claim at your expense.

      15. Disputes. Any dispute arising out of or relating to this Agreement will be submitted to binding arbitration in Boston, Massachusetts, pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award may be entered in any court of competent jurisdiction, provided, however that either party may seek preliminary injunctive or other equitable relief pending arbitration to prevent irreparable harm. You and we each submit to the nonexclusive jurisdiction of state courts of The Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts for the purposes described in this paragraph. The prevailing party in any arbitration or litigation will be entitled to recover all reasonable expenses thereof, including attorney's fees in connection with such proceedings or any appeal thereof.

      16. General. This Agreement: (a) may be executed in any number of counterparts, all of which together shall constitute one and the same instrument; (b) shall be governed by the laws of The Commonwealth of Massachusetts; (c) constitutes the entire agreement between you and us with respect to its subject matter, superseding all prior oral and written communications, negotiations, understandings, agreements and the like between you and us in such respect, other than the existing non-disclosure agreement between you and us; (d) may be amended, and any right under this Agreement may be waived, only in writing (which, in the case of any amendment is signed by you and us, or, in the case of the waiver of any right, by the party waiving such right); (e) shall bind and inure to the benefit of both you and us and our respective successors and assigns; (f) shall be construed as if both parties jointly prepared this Agreement; (g) shall be terminable without cause by either you or us upon ninety (90) days' written notice to the other party; (h) shall be severable, such that if any provision of this Agreement is invalid or unenforceable, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so


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

excluded and shall be enforceable in accordance with its terms; (i) contains rights which are cumulative, and no right or remedy conferred upon either party is intended to be exclusive of any other right or remedy, and every right and remedy shall be in addition to any other right or remedy given; (j) shall not be construed such that any waiver by either party of any of its rights or of any breaches of the other party in a particular instance is deemed a waiver of the same or different rights or breaches in subsequent instances; and (k) shall not be construed so as to constitute the relationship of the parties as partners, joint venturers, agents or any kind of relationship other than independent contractors.

      If you agree with and accept the above terms, please indicate your agreement and acceptance by signing below.

                                        Yours truly,

                                        MED1ONLINE


                                        /s/  Ralph Morgan
                                        Ralph Morgan, Vice President of Sales
                                        and Marketing


Agreed and accepted
As of June 24, 2005:

DIOMED, INC.


/s/  Christopher Geberth
Christopher Geberth, Vice President Finance


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

                               EXHIBIT A -Pricing


Transfer price to Med1Online: ****CONFIDENTIAL TREATMENT REQUESTED****

Transfer price includes installation by clinical sales person or regional sales person. The installation shall at the minimum include: equipment installation, in-service, laser safety training, and supervision of 2-3 live cases.


Invoice Line Items

Physician Training:                             ****CONFIDENTIAL TREATMENT REQUESTED****
Face-to-face Sales Call without Demonstration:  ****CONFIDENTIAL TREATMENT REQUESTED****
Demonstration and sales call:                   ****CONFIDENTIAL TREATMENT REQUESTED****


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

                         EXHIBIT B -Current Account List


o     ****CONFIDENTIAL TREATMENT REQUESTED****

o     ****CONFIDENTIAL TREATMENT REQUESTED****

o     ****CONFIDENTIAL TREATMENT REQUESTED****

o     ****CONFIDENTIAL TREATMENT REQUESTED****

o     ****CONFIDENTIAL TREATMENT REQUESTED****

o     ****CONFIDENTIAL TREATMENT REQUESTED****

o     ****CONFIDENTIAL TREATMENT REQUESTED****

o     ****CONFIDENTIAL TREATMENT REQUESTED****




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